UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of
The Securities Exchange Act of 1934

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Metalico, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-2169780 (I.R.S. Employer Identification No.)

186 North Avenue East, Cranford, New Jersey (Address of principal executive offices)	07016 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to: General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to: General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered
Common Stock, par value $0.001 per share	American Stock Exchange

Item 1. Description of Registrant’s Securities to be Registered

     The description of the securities to be registered set forth in Item 11 of Amendment No. 3 to the Registration Statement on Form 10 filed on February 14, 2005 (File No. 000-50999) is incorporated herein by reference.

Item 2. Exhibits

3.1*	Third Amended and Restated Certificate of Incorporation of Metalico, Inc.

3.2*	Second Amended and Restated Bylaws of Metalico, Inc.

4.1*	Specimen Common Stock Certificate

4.2*	Specimen Preferred Stock Certificate

4.3*	Note in the original principal amount of $600,000 dated as of February 6, 2004 issued by Metalico, Inc. as maker to Carlos E. Agüero as payee

4.4*	Note in the original principal amount of $300,000 dated as of February 6, 2004 issued by Metalico, Inc. as maker to Michael J. Drury as payee

4.5*	Note in the original principal amount of $700,000 dated as of February 9, 2004 issued by Metalico, Inc. as maker to Carlos E. Agüero as payee

4.6*	Form of Convertible Note dated as of September 30, 2004 issued by Metalico, Inc. as maker to various Noteholders (formerly identified as Exhibit 10.10 in the Form 10 filed October 25, 2004)

4.7*	Form of Convertible Note dated as of November 18, 2004 and thereafter issued by Metalico, Inc. as maker to various Noteholders

4.8*	Form of Warrant Agreement dated as of November 18, 2004 and thereafter issued by Metalico, Inc. to holders of Convertible Notes in form filed as Exhibit 4.7

10.1*	Second Amended and Restated Stockholders’ Agreement dated as of May 24, 2004 between Metalico, Inc. and the Holders of Common Stock and Preferred Stock signatory thereto

10.2*	Second Amended and Restated Registration Rights Agreement dated as of May 24, 2004 between Metalico, Inc. and the Holders of Preferred Stock signatory thereto

10.11**	Waiver of Rights of RFE Investment Partners V, L.P. dated as of December 31, 2004

10.12**	Waiver of Rights of Seacoast Capital Partners Limited Partnership dated as of December 31, 2004

*	Previously filed as an exhibit to the Form 10 filed December 20, 2004 (SEC File No. 000-50999) under the same exhibit number.

**	Previously filed as an exhibit to Amendment No. 1 to Form 10 filed February 10, 2005 (SEC File No. 000-50999) under the same exhibit number.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

METALICO, INC. (Registrant)
By:	/s/ Carlos E. Agüero
Carlos E. Agüero
Chairman, President and Chief Executive Officer

Date: March 10, 2005

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